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                                                                  Exhibit 99.2


         CONSENT TO BE NAMED AS A DIRECTOR OF HARVARD BIOSCIENCE, INC.

     I hereby consent to be named as a person to become a director of Harvard Bioscience, Inc., a Delaware corporation (the "Company"), in the registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission with respect to the public offering of Common Stock of the Company.


                                                      /s/ Earl Lewis
                                                      ----------------------
                                                      Name: Earl Lewis
                                                      Date: October 23, 2000